                               December 17, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: eSat, Inc.

Ladies and Gentlemen:

        I have reviewed amended Form 8-K as intended to be filed by eSat, Inc., disclosing the change in independent accountants. We agree with the statements made by eSat, Inc., in the amended Form 8-K.

                                Very truly yours,

                              Lichter & Associates

                             By /s/ Lawrence Lichter